Exhibit 99.3

CORPORATE UNIVERSE AND SUBSIDIARY.

INDEX TO PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Combined Financial Information
of Corporate Universe, Inc. and Oxicon Limited

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined balance sheet presents the historical balance sheets of Corporate Universe, Inc. (“COUV”), and Oxicon Limited (“Oxicon”) as of December 31, 2020 and accounts for the merger of Oxicon with COUV as the accounting acquirer giving effect to the transaction as if it had occurred as of December 31, 2020. On December 10, 2020, the Company signed a Letter of Intent (the “Binding Letter of Intent”) to acquire 100% of the equity interest of Oxicon Limited, an entity incorporated and registered under the laws of England and Wales (Registration Number 06826090), which was formerly known as Solutions for Start Up Ventures Limited (“Solutions”), (the “Acquisition”) the owner of the ongoing business and assets of Zapgo Limited. The consideration for the Acquisition is 100,000,000 shares of newly issued common stock in the Company and 100,000 newly created series of preferred stock (“Series D Preferred Stock”) in the Company which shall be convertible into 60% of the issued and outstanding shares of the Company. Upon signing the Binding Letter of Intent, the Company loaned $100,000.00 (See Note 7) to be forgiven at Closing. As required by the Binding Letter of Intent, the Company also loaned an additional $400,000.00, of which $270,000.00 was an immediate payment of fees owed to the Administrator of Zapgo Limited (the “Administrator”).

The Corporate Universe, Inc. balance sheet information was derived from its audited balance sheet as of December 31, 2020, whereas the Oxicon Limited balance sheet information was derived from its unaudited balance sheet as of December 31, 2020. The statement of operations information for Corporate Universe, Inc. was based on its audited statement of operations for the year ended December 31, 2020. The statement of operations information for Oxicon Limited was based on its unaudited statement of operations from the period of inception (September 11, 2020) to December 31, 2020. The results of operations were combined giving effect to the transaction as if it occurred on January 1, 2020, and reflecting the pro forma adjustments expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the acquisitions been completed on the assumed dates or for the periods presented, or that may be realized in the future. Furthermore, while the pro forma financial information reflects transaction costs incurred with the merger on December 31, 2020, the pro forma financial information does not reflect the impact of any reorganization or restructuring expenses or operating efficiencies resulting from the transaction. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements referred to above.

CORPORATE UNIVERSE, INC. AND SUBSIDIARY
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
AS OF DECEMBER 31, 2020

	Corporate Universe, Inc.	Oxicon Limited	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash	$475	$3,504	$-		$3,979
Accounts receivable	-	50,957	-		50,957
Total current assets	475	54,461	-		54,936

Intercompany	100,418	(100,418)	-		-
Investment in Subsidiary	-	-	-		-
Investment in Zapgo	-	628,912	-	(a),(c)	628,912
Investment in Medicevo Corp	430,800	-	-		430,800
Goodwill	-	-	18,326,804	(b)	18,326,804
Total assets	$531,693	$582,955	$18,326,804		$19,441,452

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$-	$-	$-		$-
Accrued liabilities	-	241,043	-		241,043
Loans payable	-	74,512	-		74,512
Loan payable, administrator/liquidator	-	191,408	-		191,408
Total liabilities	-	506,963	-		506,963
Commitments and contingencies

Stockholder's Equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized;
Series E: 81,032 issued and outstanding	8	-	0		8
Series F: 100,000 shares issued and outstanding	10	-	0		10
Series D: 100,000 authorized; 10 shares issued and outstanding	-	-	10		10
Common stock, $0.0001 par value; 2,500,000,000 shares authorized 590,216,330 issued and outstanding	46,272	137	9,863	(a),(c)	56,272
Common stock to be issued	2,750	-	-		2,750
Additional paid in capital	62,821,091	553,705	18,316,931	(a),(b),(c)	81,691,727
Accumulated deficit	(62,338,438)	(477,850)	-		(62,816,288)
Total stockholders' equity	531,693	75,992	18,326,804		18,934,489
Total liabilities and stockholders' equity	531,693	582,955	18,326,804		19,441,452

See notes to the unaudited pro forma condensed combined financial statements

CORPORATE UNIVERSE , INC. AND SUBSIDIARY
UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS
	For the Year Ended December 31, 2020	From Inception (September 11, 2020) to December 31, 2020
	Corporate Universe, Inc.	Oxicon Limited	Pro Forma Adjustments	Pro Forma Combined

Revenues	$-	$-	$-	$-

Operating expenses
Personnel expenses	$95,403	$344,705	$-	$440,108
Professional fees	37,960	90,960	-	128,920
General and administrative	71,160	40,957	-	112,117
Total operating expenses	204,523	476,622	-	681,145

Net operating income (loss)	(204,523)	(476,622)	-	(681,145)

Other income (expenses)
Intercompany interest income (expense)	418	(418)		-
Interest expense	(382,957)	-	-	(382,957)
Change in fair value of derivative liabilities	(253,462,191)	-	-	(253,462,191)
Interest income	-	-		-
Foreign currency translation adjustment	-	(810)		(810)
Gain on extinguishment of debt	192,201,098	-	-	192,201,098
Gain on forgiveness of interest	1,543	-	-	1,543
Total other income (expense)	(61,642,089)	(1,228)	-	(61,643,317)

Net income (loss)	$(61,846,612)	$(477,850)	$-	$(62,324,462)

	$(0.11)			$(0.11)

	563,176,604			563,450,577

See notes to the unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 10, 2020, the Company signed a Letter of Intent (the “Binding Letter of Intent”) to acquire 100% of the equity interest of Oxicon Limited, an entity incorporated and registered under the laws of England and Wales (Registration Number 06826090), which was formerly known as Solutions for Start Up Ventures Limited (“Solutions”), (the “Acquisition”) the owner of the ongoing business and assets of Zapgo Limited. The consideration for the Acquisition is 100,000,000 shares of newly issued common stock in the Company and 100,000 newly created series of preferred stock (“Series D Preferred Stock”) in the Company which shall be convertible into 60% of the issued and outstanding shares of the Company.

The pro forma adjustments to the December 31, 2020 combined unaudited financial statements include the following:

a)
To record the investment in Oxicon Limited in the amount of $18,880,646.

b)
To record goodwill arising from the acquisition in the amount of $18,326,804.

c)
To eliminate the Investment in Oxicon Limited and associated equity accounts.

The fair value of the assets and liabilities of Oxicon Limited were equal to their book values. As such there was no purchased differential. The following is the calculation of goodwill (gain on bargain purchase)

Purchase price	$18,880,646
Less: net book value of assets	553,842
Excess purchase price	18,326,804
Fair value adjustments	-
Excess purchase price after adjustments	18,326,804
Goodwill	18,326,804

Entry #1 as follows:

	Debit	Credit
Investment in Oxicon	18,880,646	-	(a)
Additional Paid-In Capital	-	18,870,636	(a)
Series D Preferred Stock	-	10	(a)
Common stock	-	10,000	(a)

Entry #2 as follows:

	Debit	Credit
Goodwill	18,326,804	-	(b)
Additional Paid-In Capital		18,326,804	(b)

Entry #3 as follows:

	Debit	Credit
Investment in Oxicon	-	18,880,646	(c)
Additional Paid-In Capital	18,880,509	-	(c)
Common stock	137	-	(c)

CORPORATE UNIVERSE AND SUBSIDIARY.

INDEX TO PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Combined Financial Information
of Corporate Universe, Inc. and Oxicon Limited

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined balance sheet presents the historical balance sheets of Corporate Universe, Inc. (“COUV”), and Oxicon Limited (“Oxicon”) as of March 31, 2021 and accounts for the merger of Oxicon with COUV as the accounting acquirer giving effect to the transaction as if it had occurred as of March 31, 2021. On December 10, 2020, the Company signed a Letter of Intent (the “Binding Letter of Intent”) to acquire 100% of the equity interest of Oxicon Limited, an entity incorporated and registered under the laws of England and Wales (Registration Number 06826090), which was formerly known as Solutions for Start Up Ventures Limited (“Solutions”), (the “Acquisition”) the owner of the ongoing business and assets of Zapgo Limited. The consideration for the Acquisition is 100,000,000 shares of newly issued common stock in the Company and 100,000 newly created series of preferred stock (“Series D Preferred Stock”) in the Company which shall be convertible into 60% of the issued and outstanding shares of the Company. Upon signing the Binding Letter of Intent, the Company loaned $100,000.00 (See Note 7) to be forgiven at Closing. As required by the Binding Letter of Intent, the Company also loaned an additional $400,000.00, of which $270,000.00 was an immediate payment of fees owed to the Administrator of Zapgo Limited (the “Administrator”).

The Corporate Universe, Inc. balance sheet information was derived from its unaudited balance sheet as of March 31, 2021, whereas the Oxicon Limited balance sheet information was derived from its unaudited balance sheet as of March 31, 2021. The statement of operations information for Corporate Universe, Inc. was based on its unaudited statement of operations for the three months ended March 31, 2021. The statement of operations information for Oxicon Limited was based on its unaudited statement of operations for the three months ended March 31, 2021. The results of operations were combined giving effect to the transaction as if it occurred on January 1, 2021, and reflecting the pro forma adjustments expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the acquisitions been completed on the assumed dates or for the periods presented, or that may be realized in the future. Furthermore, while the pro forma financial information reflects transaction costs incurred with the merger on March 31, 2021, the pro forma financial information does not reflect the impact of any reorganization or restructuring expenses or operating efficiencies resulting from the transaction. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements referred to above.

CORPORATE UNIVERSE , INC. AND SUBSIDIARY
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
AS OF MARCH 31, 2021

	Corporate Universe, Inc.	Oxicon Limited	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash	$651,654	$12,181	$-		$663,835
Accounts receivable	-	64,370	-		64,370
Total current assets	651,654	76,551	-		728,205

Intercompany	507,935	(507,935)	-		-
Related party advance	200,000	-	-		200,000
Investment in Subsidiary	-	-	-		-
Investment in Zapgo	-	634,065	-	(a),(c)	634,065
Investment in Medicevo Corp	430,800	-	-		430,800
Goodwill	-	-	10,802,795	(b)	18,802,795
Total assets	$1,790,389	$202,681	$10,802,795		$20,795,685

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$-	$277,974	$-		$277,974
Accrued liabilities	-	371,574	-		371,574
Loans payable	-	189,497	-		189,497
Loan payable, administrator/liquidator	-	-	-		-
Total liabilities	-	839,045	-		839,045

Stockholder's Equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized;
Series E: 81,032 issued and outstanding	8	-	-		8
Series F: 100,000 shares issued and outstanding	10	-	-		10
Series D: 100,000 authorized; 10 shares issued and outstanding			10		10
Common stock, $0.0001 par value; 2,500,000,000 shares authorized 590,216,330 issued and outstanding	48,272	138	9,862	(a),(c)	58,272
Common stock to be issued	750	-	-		750
Additional paid in capital	64,161,091	558,241	18,312,395	(a),(b),(c)	83,031,727
Accumulated deficit	(62,419,742)	(1,194,743)	480,528		(63,133,957)
Total stockholders' equity	1,790,389	(636,364)	18,802,795		19,956,820
Total liabilities and stockholders' equity	1,790,389	202,681	18,802,795		20,795,865

See notes to the unaudited pro forma condensed combined financial statements

CORPORATE UNIVERSE , INC. AND SUBSIDIARY
UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2021

	Corporate Universe, Inc.	Oxicon Limited	Pro Forma Adjustments	Pro Forma Combined

Revenues	$-	$-	$-	$-

Operating expenses
Personnel expenses	$22,497	$262,274	$-	$284,771
Professional fees	50,615	431,190	-	481,805
General and administrative	15,706	10,586	-	26,292
Total operating expenses	88,818	704,050	-	792,868

Net operating income (loss)	(88,818)	(704,050)	-	(792,868)

Other income (expenses)
Intercompany interest income (expense)	7,520	(7,520)	-	-
Foreign currency translation adjustment	-	(2,645)	-	(2,645)
Total other income (expense)	7,520	(10,165)	-	(2,645)

Net income (loss)	$(81,298)	$(714,215)	$-	$(795,513)

	$(0.00)			$(0.00)

	480,494,108			480,494,108

See notes to the unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 10, 2020, the Company signed a Letter of Intent (the “Binding Letter of Intent”) to acquire 100% of the equity interest of Oxicon Limited, an entity incorporated and registered under the laws of England and Wales (Registration Number 06826090), which was formerly known as Solutions for Start Up Ventures Limited (“Solutions”), (the “Acquisition”) the owner of the ongoing business and assets of Zapgo Limited. The consideration for the Acquisition is 100,000,000 shares of newly issued common stock in the Company and 100,000 newly created series of preferred stock (“Series D Preferred Stock”) in the Company which shall be convertible into 60% of the issued and outstanding shares of the Company.

The pro forma adjustments to the March 31, 2021 combined unaudited financial statements include the following:

a)
To record the investment in Oxicon Limited in the amount of $18,880,646.

b)
To record goodwill arising from the acquisition in the amount of $18,802,795.

c)
To eliminate the Investment in Oxicon Limited and associated equity accounts.

The fair value of the assets and liabilities of Oxicon Limited were equal to their book values. As such there was no purchased differential. The following is the calculation of goodwill (gain on bargain purchase)

Purchase price	$18,880,646
Less: net book value of assets	(77,851)
Excess purchase price	18,802,795
Fair value adjustments	-
Excess purchase price after adjustments	18,802,795
Goodwill	18,802,795

Entry #1 as follows:

	Debit	Credit
Investment in Oxicon	18,880,646	-	(a)
Additional Paid-In Capital	-	18,802,795	(a)
Series D Preferred Stock	-	10	(a)
Common stock	-	10,000	(a)

Entry #2 as follows:

	Debit	Credit
Goodwill	18,802,795	-	(b)
Additional Paid-In Capital		18,802,795	(b)

Entry #3 as follows:

	Debit	Credit
Investment in Oxicon	-	18,880,646	(c)
Additional Paid-In Capital	19,361,036	-	(c)
Accumulated deficit		480,528	(c)
Common stock	138	-	(c)